UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 3, 2010

Adherex Technologies Inc.
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-32295	20-0442384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Eastowne Drive, Suite 140, Chapel Hill , North Carolina 27514
(Address of Principal Executive Offices) (Zip Code)

919-636-4530
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 30, 2010, Adherex Technologies Inc. (the “Company”) announced that it has completed a first closing of the previously announced non-brokered private placement (“Private Placement”) of 240,066,664 units, at a price of $0.03 per unit for gross proceeds of CDN$7,202,000. Adherex intends to raise up to an additional CDN$1,800,000 by way of a non-brokered private placement which will occur in one or more closings and up to an additional CDN$12,750,000 by way of a rights offering.

A copy of the press release dated April 30, 2010 announcing the closing of the financing is attached as Exhibit 99.1.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.  Further, a copy of the subscription agreement and form of warrant is attached as Exhibit 99.2 and 99.3, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 30, 2010	Adherex Technologies Inc.

	By:	/s/ Robert Andrade
Chief Financial Officer

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